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                              UNSECURED PROMISSORY NOTE
                                         AND
                                    LOAN AGREEMENT

                                                                   JULY 29, 1996
                                                            NASHVILLE, TENNESSEE

    FOR VALUE RECEIVED, subject to the terms and conditions set forth below, RONALD N. HOGE, an individual (the "Executive"), whose address is 420 Elmington Avenue, Nashville, Tennessee 37215, hereby promises to pay to the order of MAGNETEK, INC. (the "Holder"), whose address is 26 Century Boulevard, Nashville, Tennessee 37214, the principal sum of $ 1,000,000 without interest. Payment of principal hereunder shall be made in lawful money of the United States of America at the address of the Holder set forth above, or at such other place as the Holder may from time to time designate in writing to the Executive.

    1. PURPOSE. The Executive, and by its acceptance of this Note, the Holder, acknowledge and agree that the purpose of all advances to the Executive evidenced by this Note is to enable the Executive to purchase or construct a new principal residence in Nashville, Tennessee. The indebtedness evidenced hereby shall be a no-interest bridge loan, as described in Treas. Reg.
Section l.7872-5T(c)(l)(ii), and shall continue until such time as the Executive shall sell his former principal residence in Rancho Palos Verdes, California.

    2. MATURITY DATE. The Executive shall repay the outstanding principal balance of this Note by not later than the earlier of (i) 15 days following the closing of the sale of the Executive's former principal residence identified above, or (ii) July 28, 1998.

    3 . Prepayment. The Executive may prepay all or part of the outstanding principal balance of this Note, without premium or penalty, at any time.

    4. EVENTS OF DEFAULT; ACCELERATION. The term "Event of Default" shall mean (i) a default in payment of principal when due, (ii) the Executive's filing of a petition for bankruptcy relief under title 11 of the United States Code and
(iii) the cessation of the provision of substantial services (including the cessation of employment) by Executive for the Holder. Upon and after the occurrence of any Event of Default (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) and at any time so long as such Event of Default shall be continuing, the Holder may, by notice to the Executive, declare this Note to be immediately due and payable, whereupon this Note shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Executive.

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    5.   REPRESENTATIONS OF EXECUTIVE.  The Executive represents and wan-ants to the Holder that (i) he reasonably expects to be entitled to and will itemize deductions for each year this Note shall be outstanding, and (ii) the aggregate principal amount of this Note is not greater than the amount of equity of the Executive and the Executive's spouse in the Executive's former principal residence identified above.

    6. CERTAIN COVENANTS OF EXECUTIVE. The Executive hereby covenants and agrees that (i) the benefits of this Note, including the interest arrangements hereunder, shall not be transferable by the Executive, (ii) the proceeds of this Note shall only be utilized to purchase or construct a new principal residence in Nashville, Tennessee, and (iii) he will not convert his former principal residence identified above to business or investment use.

    7. CANCELLATION. Upon payment in full of all principal payable hereunder, this Note shall be surrendered to the Executive for cancellation.

    8. AMENDMENT AND WAIVER. Any provision of this Note may be amended or waived by a written instrument signed by the Executive and by the Holder, such amendment or waiver to be effective but only in the specific instance and for the specific purpose for which the amendment or waiver is made or given. No delay on the part of the Holder in exercising any right thereunder shall operate as a waiver of such right.

    9. ATTORNEYS' FEES. The Executive shall reimburse Holder for any reasonable attorneys' fees and expenses incurred by the Holder in connection with the enforcement of its rights under this Note.

    10. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed given upon personal delivery or five days after deposit in the United States mail, by registered or certified man, postage prepaid, addressed (i) if to the Executive at the address set forth above and
(ii) if to the Holder at such Holder's address set forth above, or at such other address as the Executive or the Holder may designate by notice as provided herein.

    11. SEVERABILITY. If any provision of this Note shall be unenforceable, the remaining provisions of this Note shall not in any way be affected or impaired thereby and shall continue in full force and effect.

    12. GOVERNING LAW. This Note and the obligations of the Executive hereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.


                                                 ------------------------------
                                                 RONALD N. HOGE


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